================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                  REPORT FILED
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 16, 1997
                Date of report (date of earliest event reported)

                          GENERAL BINDING CORPORATION
               (Exact name of registrant as specified in charter)

           DELAWARE                         0-2604                        36-0887470
  State or other jurisdiction      (Commission File Number)            (I.R.S. Employer
       of incorporation)                                            Identification Number)

                                 ONE GBC PLAZA
                              NORTHBROOK, IL 60062
          (Address of Principal Executive Offices, Including Zip Code)

                                 (847) 272-3700
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 2. ACQUISITION OF ASSETS

     On January 16, 1997, General Binding Corporation (GBC) completed the acquisition of the business and assets and liabilities of Quartet Manufacturing. The consideration paid was approximately $216 million including assumption of debt. Quartet is a manufacturer and distributor of visual communications products including markerboards, bulletin boards and easels. GBC previously issued a press release announcing the transaction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired:

QUARTET
------------------------------------------------------------
  Report of Independent Public Accountants..................     F-1
  Combined Statement of Financial Condition as of December
     31, 1996 and 1995......................................     F-2
  Combined Statements of Income for the years ended December
     31, 1996, 1995 and 1994................................     F-3
  Combined Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994.......................     F-4
  Notes to Combined Financial Statements....................     F-5

     (b) Pro forma financial information:

GENERAL BINDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------
  Unaudited Condensed Pro Forma Balance Sheet as of December
     31, 1996...............................................     F-10
  Unaudited Pro Forma Combined Statements of Income for the
     period ended
     December 31, 1996......................................     F-11

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of General Binding Corporation:

     We have audited the combined statement of financial condition of Quartet Manufacturing as of December 31, 1996 and 1995, and the related combined statements of income, and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Quartet Manufacturing as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Chicago, Illinois
March 14, 1997

                             QUARTET MANUFACTURING

                   COMBINED STATEMENT OF FINANCIAL CONDITION
                           DECEMBER 31, 1996 AND 1995
                                (000'S OMITTED)

                                                                 1996       1995
                                                                 ----       ----
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $   987    $ 1,197
  Accounts receivable (net of allowance for doubtful
     accounts and sales returns of $1,745 and $945 in 1996
     and 1995, respectively)................................     19,402     19,985
  Inventories...............................................     22,347     21,140
  Prepaid expenses and other current assets.................        974        973
                                                                -------    -------
       Total current assets.................................     43,710     43,295
                                                                -------    -------
PROPERTY, PLANT AND EQUIPMENT
  Land......................................................      2,781      1,133
  Buildings and improvements................................     18,522     17,486
  Machinery and equipment...................................     19,872     18,176
  Vehicles..................................................      5,508      4,562
  Furniture and fixtures....................................      4,549      4,141
                                                                -------    -------
                                                                 51,232     45,498
  Less -- Accumulated depreciation..........................     19,838     15,033
                                                                -------    -------
       Property, plant and equipment, net...................     31,394     30,465
                                                                -------    -------
GOODWILL....................................................      3,340      3,619
                                                                -------    -------
                                                                $78,444    $77,379
                                                                =======    =======
                 LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
  Line of credit............................................    $ 7,000    $15,000
  Current portion of long-term debt.........................      2,200      2,200
  Accounts payable..........................................      5,079      7,909
  Accruals:
     Distribution allowances................................      9,261      8,794
     Payrolls and benefits..................................        760      1,308
     Taxes and other........................................      1,067      1,315
                                                                -------    -------
       Total current liabilities............................     25,367     36,526
                                                                -------    -------
LONG-TERM DEBT..............................................      6,400      8,600
                                                                -------    -------
DEFERRED WARRANTY INCOME....................................        161        156
                                                                -------    -------
NET ASSETS..................................................     46,516     32,097
                                                                -------    -------
                                                                $78,444    $77,379
                                                                =======    =======

        The accompanying notes are an integral part of these statements.

                             QUARTET MANUFACTURING

                         COMBINED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (000'S OMITTED)

                                                                  1996        1995        1994
                                                                  ----        ----        ----
Sales.......................................................    $149,026    $134,995    $103,726
Costs and expenses:
  Cost of sales, including research and development.........      73,433      74,555      56,378
  Selling and administrative................................      50,138      44,644      36,037
  Interest..................................................       1,764       1,292         216
  Other.....................................................       3,014       9,875       1,720
                                                                --------    --------    --------
     Total costs and expenses...............................     128,349     130,366      94,351
                                                                --------    --------    --------
Net income..................................................    $ 20,677    $  4,629    $  9,375
                                                                ========    ========    ========

        The accompanying notes are an integral part of these statements.

                             QUARTET MANUFACTURING

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (000'S OMITTED)

                                                                  1996        1995        1994
                                                                  ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $ 20,677    $  4,629    $  9,375

  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................       5,136       4,269       2,472
     (Gain) loss on disposal of property and equipment......         (97)         11         (37)
     Exchange (gain) loss on foreign currency
       transactions.........................................        (225)         22         (22)
     Change in operating assets and liabilities, net of
       effect of
       acquired businesses:
       Accounts receivable..................................         583      (6,610)        799
       Inventory............................................      (1,207)     (3,455)        909
       Prepaid expenses and other assets....................          (1)        220         (45)
       Accounts payable and accruals........................      (3,154)      5,015       2,603
                                                                --------    --------    --------
          Total adjustments.................................       1,035        (528)      6,679
                                                                --------    --------    --------
          Net cash provided by operating activities.........      21,712       4,101      16,054
                                                                --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment/inventory.................         109          --          82
  Acquisition of businesses, net of cash....................          --          --     (10,716)
  Capital expenditures......................................      (4,158)    (14,192)     (6,632)
                                                                --------    --------    --------
          Net cash used in investing activities.............      (4,049)    (14,192)    (17,266)
                                                                --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit..........................      (8,000)     10,000       5,000
  Proceeds of long-term debt................................          --      10,000          --
  Principal repayments......................................      (2,200)       (200)       (200)
  Dividends paid............................................      (7,672)     (9,395)     (8,045)
                                                                --------    --------    --------
          Net cash provided by (used in) financing
            activities......................................     (17,872)     10,405      (3,245)
                                                                --------    --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........        (209)        314      (4,457)
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................          (1)        (98)         (7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............       1,197         981       5,445
                                                                --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................    $    987    $  1,197    $    981
                                                                ========    ========    ========

        The accompanying notes are an integral part of these statements.

                             QUARTET MANUFACTURING

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                                (000'S OMITTED)

1. BASIS OF PRESENTATION AND OPERATIONS

     The combined financial statements include the accounts of Quartet Manufacturing Company, a Delaware Corporation ("QMC"), Quartet Manufacturing Limited, an English Company ("QML") and Quartet Manufacturing Company International, a U.S. Corporation with Australian operations ("QMCI"). All significant intercompany balances and transactions have been eliminated. The operations of these entities have been combined for purposes of presentation in these financial statements and are collectively herein referred to as Quartet Manufacturing or the Company.

     The Company is a manufacturer and distributor of visual communications products including marker boards, bulletin boards and easels primarily to wholesalers, dealers and retailers. The most significant Company operations are located in Booneville, Mississippi and Ashland, Mississippi. The Company also has locations in Brampton, Canada, Aldershot, England, and Paramatta, Australia. Its corporate headquarters are in Skokie, Illinois.

     The Company's five largest customers in total accounted for approximately 64.7%, 60.9%, and 60.8% of net sales in 1996, 1995 and 1994, respectively. Two of the five customers accounted for more than 10% of the Company's net sales in each of the periods. No other single customer accounted for more than 10% of net sales.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market on a first-in, first-out basis and at December 31 consisted of:

                                                             1996       1995
                                                             ----       ----
Raw materials.............................................  $11,012    $11,351
Work in process...........................................    2,070      1,849
Finished goods............................................    9,265      7,940
                                                            -------    -------
                                                            $22,347    $21,140
                                                            =======    =======

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is provided using the straight-line and accelerated methods over the estimated useful lives of the assets as follows: a) buildings 40 years and b) machinery and equipment 5 to 7 years. Total maintenance and repairs expense

                             QUARTET MANUFACTURING
was approximately $1,245, $1,151, and $825 in 1996, 1995, and 1994,
respectively. Depreciation expense for 1996, 1995 and 1994 was $4,857, $3,997 and $2,403, respectively.

INTANGIBLES

     The excess of the acquisition cost over the fair market value of net assets acquired is being amortized using the straight-line method over the estimated useful lives, not exceeding 40 years. Amortization expense for 1996, 1995 and 1994 was $279, $272 and $69, respectively.

CHANGES IN NET ASSETS

     The changes in net assets for each of the years in the three year period ending December 31, 1996 are as follows:

                                                     1996      1995      1994
                                                     ----      ----      ----
Balance beginning of year........................   $32,097   $36,940   $35,632
Net income.......................................    20,677     4,629     9,375
Dividends paid...................................    (7,672)   (9,395)   (8,045)
Other............................................     1,414       (77)      (22)
                                                    -------   -------   -------
Balance end of year..............................   $46,516   $32,097   $36,940
                                                    =======   =======   =======

     Other in 1996 includes the donation of land valued at approximately $1,600.

RESEARCH AND DEVELOPMENT AND ADVERTISING

     All research and development and advertising costs are charged to operations when incurred. The amounts charged were:

                                                     1996      1995      1994
                                                     ----      ----      ----
Research and development..........................  $  692    $  861    $1,571
                                                    ======    ======    ======
Advertising.......................................  $2,212    $1,808    $2,000
                                                    ======    ======    ======

TAXES

     The stockholders of the Company elected to have the Company treated as an S Corporation. Because of this election, there is no provision for federal income taxes since the stockholders report their share of net income on their personal income tax returns. The Company is, however, liable for certain state and foreign taxes.

DEFERRED WARRANTY INCOME

     The Company sells extended warranty contracts for one and three years. Warranty revenue is recognized over the life of the warranty.

FOREIGN CURRENCY TRANSLATION

     For translation of its international currency, the Company has determined that the local currency of its Canadian, English and Australian branches are the functional currencies of those branches.

     In combining international operations, all balance sheet assets and liabilities were translated at current exchange rates, and all results of operations were translated at the average exchange rates during the period. The net exchange differences resulting from these translations are not material and have been included in

                             QUARTET MANUFACTURING

"Other" in the changes in net assets note to the combined financial statements for the appropriate period. Foreign currency transaction gains and losses are included in income.

3. BUSINESS COMBINATIONS

     On October 25, 1994, the Company purchased substantially all of the assets and assumed certain liabilities of Pega Industries Corporation, a Canadian company, for $925. Pega Industries Corporation was engaged in the business of manufacturing and selling cork and board products and accessories to wholesalers and retailers of such products. The results of operations of Pega Industries Corporation are included in the accompanying financial statements since the date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired was approximately $436.

     On November 11, 1994, the Company purchased substantially all of the assets and assumed certain liabilities of the Davson division of Rubbermaid Office Products, Inc. Davson was engaged in the business of designing, manufacturing, marketing, distributing and selling visual communication products to wholesalers of such products internationally. The results of operations of Davson are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $9,792 which exceeded the book value of the net assets of Davson by $3,168. This excess was partially allocated to property, plant and equipment based on appraisal values and are being depreciated over the estimated useful lives of the assets. The remaining excess of the purchase price over the estimated fair value of the net assets was approximately $2,207

4. DEBT OBLIGATIONS

     The Company has a $30,000 line of credit with Harris Trust and Savings Bank of Chicago. Borrowings under this line are on a demand basis and bear interest with reference to the bank's domestic rate or offered rate (6.525% for 30, 60 and 90 days, respectively, at December 31, 1996 and 7.15%, 7.0875% and 7.025% for 30, 60 and 90 days, at December 31, 1995). The line contains restrictive covenants which call for the maintenance of certain debt to equity ratios and equity and profitability requirements as defined in the agreement. As of December 31, 1996 the Company was in compliance with all restrictive covenants. The line expires June 30, 1997 and is uncollateralized. Amounts outstanding under the line of credit were $7,000 and $15,000 at December 31, 1996 and 1995, respectively.

     On November 14, 1995, the Company entered into an uncollateralized term loan with Harris Trust and Savings Bank of $10,000 due December 31, 2000, payable in quarterly installments of $500 plus interest at 7.05%, beginning March 31, 1996.

     The Company is obligated under an Industrial Revenue Bond issued by the Village of Skokie and assigned to the Harris Trust and Savings Bank. The note calls for semiannual payments of $100 through October 1, 1999. Interest is payable quarterly at 80.99% of the prime rate of the bank. The note is collateralized by a building.

     The weighted average interest rate on debt outstanding during 1996 and 1995 was 7.32% and 7.74%, respectively. Long-term debt at December 31 consists of the following:

                                                                 1996      1995
                                                                 ----      ----
Term Loan, Harris Trust and Savings Bank....................    $8,000    $10,000
Industrial Revenue Bond, Village of Skokie..................       600        800
                                                                ------    -------
                                                                 8,600     10,800
Less Current Portion........................................     2,200      2,200
                                                                ------    -------
Total Long-Term Debt........................................    $6,400    $ 8,600
                                                                ======    =======

                             QUARTET MANUFACTURING

     Under existing agreements, maturities of long-term debt as of December 31, 1996, are as follows:

1997...................................................    $2,200
1998...................................................     2,200
1999...................................................     2,200
2000...................................................     2,000
                                                           ------
                                                           $8,600
                                                           ======

     Interest expense for the line of credit, term loan and revenue bond was $1,764, $1,292 and $216 in 1996, 1995 and 1994, respectively. Cash paid for interest in 1996, 1995 and 1994 was $1,887, $1,196 and $149, respectively.

5. LEASES

     The Company leases commercial and warehousing space at its facilities in Canada, UK and Australia.

     At December 31, 1996, future minimum lease payments under such leases were as follows:

1997...................................................    $  359
1998...................................................       371
1999...................................................       144
2000...................................................       112
2001...................................................       112
Thereafter.............................................     1,344
                                                           ------
                                                           $2,442
                                                           ======

     Rental expense for 1996, 1995 and 1994 amounted to $347, $436 and $306, respectively.

6. EMPLOYMENT AND STOCK AGREEMENTS AND EMPLOYEE BENEFITS

EMPLOYMENT AGREEMENT

     The Company had an employment agreement with its principal officer. In exchange for full-time active service, this officer was to be compensated at a base salary or such other amount as the parties may agree. The agreement also granted lifetime retirement benefits at the same base salary for a period of 10 years. At December 31, 1994, the Company had accrued a liability of $124 based on the discounted (6%) net present value of benefits payable at the estimated date of retirement. The Board of Directors voted to rescind the previous agreement and to pay two lump sum amounts to fund his retirement equivalent to a pension based on his years of service to the corporation since its inception. The officer was paid $3,000 and $9,850 in 1996 and 1995, respectively. These amounts have been recognized in other expense.

PROFIT SHARING PLAN

     The Company maintains a noncontributory profit sharing plan for all employees of the Company who have completed at least 1,000 hours of service in any plan year and are employed by the Company on the last day of the year. Contributions of the plan are at the discretion of the Board of Directors. For the years ended December 31, 1996, 1995 and 1994, the Board authorized contributions of $875, $882 and $599, respectively, for eligible compensation of all active participants of the plan.

                             QUARTET MANUFACTURING

CAPITAL STOCK REPURCHASE AGREEMENT

     The Company and certain stockholders are parties to stock repurchase agreements which require the Company to purchase certain shares of common stock owned by those stockholders in the event of termination of employment or death. The purchase price is based on a formula as defined in the agreement.

EMPLOYEE STOCK BONUS

     In accordance with the key employee stock bonus plan, on April 21, 1995, a key employee was issued 1,700 shares of common stock valued at $61.75 per share.

7. SUBSEQUENT SALE OF NET ASSETS

     On January 16, 1997 the business and assets and liabilities of the Company were acquired by General Binding Corporation ("GBC") for approximately $216 million including assumption of debt.

     The following unaudited pro forma condensed balance sheet of GBC as of December 31, 1996, reflects the acquisition of Quartet Manufacturing on January 16, 1997 for approximately $216 million including assumption of debt. The following unaudited pro forma statement of income of GBC reflects the acquisition of Quartet as if the transaction was consummated on January 1, 1996. Pro forma adjustments have been made to GBC's balance sheet and statement of income to reflect the acquisition. Although management has used its best judgment and available information in estimating the fair value of those assets acquired and liabilities assumed, various pending studies, analyses and operational decisions may result in significant changes in the current estimates. The following unaudited pro forma condensed balance sheet and statement of income should be read in conjunction with the consolidated financial statements and related notes of GBC.

                  GENERAL BINDING CORPORATION AND SUBSIDIARIES

                  UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                (000'S OMITTED)

                                                                             DECEMBER 31, 1996
                                                                                (UNAUDITED)
                                                              -----------------------------------------------
                                                                                    PRO FORMA       PRO FORMA
                                                                GBC      QUARTET   ADJUSTMENTS      COMBINED
                                                              --------   -------   -----------      ---------
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  6,721   $   987                    $  7,708
  Receivables, net..........................................   115,865    19,402                     135,267
  Inventories, at lower of cost or market...................    96,734    22,347       4,000(1)      123,081
  Deferred tax assets.......................................    11,453        --                      11,453
  Other.....................................................     6,441       974                       7,415
                                                              --------   -------    --------        --------
         Total current assets...............................   237,214    43,710       4,000         284,924
                                                              --------   -------    --------        --------
Property, plant and equipment...............................   140,951    51,232        (479)        191,704
  Less -- accumulated depreciation and amortization.........    71,940    19,838      14,979          76,799
                                                              --------   -------    --------        --------
         Net property, plant and equipment..................    69,011    31,394      14,500(2)      114,905
                                                              --------   -------    --------        --------
Other Long-Term Assets:
  Cost in excess of fair value of assets of acquired
    companies, net of amortization..........................    43,510     3,340     134,587(4)      181,437
  Other.....................................................    43,971        --                      43,971
                                                              --------   -------    --------        --------
         Total other long-term assets.......................    87,481     3,340     134,587         225,408
                                                              --------   -------    --------        --------
Total assets................................................  $393,706   $78,444    $153,087        $625,237
                                                              ========   =======    ========        ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable.............................................  $ 31,700   $ 7,000    $ (7,000)(3)    $ 31,700
  Current maturities of long-term obligations...............       483     2,200      (2,000)(3)         683
  Accounts payable..........................................    28,506     5,079                      33,585
  Accrued liabilities.......................................    51,440    11,249                      62,689
                                                              --------   -------    --------        --------
         Total current liabilities..........................   112,129    25,528      (9,000)(3)     128,657
                                                              --------   -------    --------        --------
Long-term debt..............................................    87,029     6,400     208,603(3)      302,032
Other long-term liabilities.................................    10,229                                10,229
Deferred tax liabilities....................................    12,187                                12,187
Stockholders' Equity:
  Common stock..............................................     1,962                                 1,962
  Class B common stock......................................       300                                   300
  Additional paid-in capital................................     8,564                                 8,564
  Cumulative translation adjustments........................    (3,035)                               (3,035)
  Retained earnings.........................................   186,663                               186,663
                                                              --------   -------    --------        --------
  Less -- Treasury stock....................................   (22,322)                              (22,322)
                                                              --------   -------    --------        --------
         Total stockholders' equity.........................   172,132    46,516     (46,516)        172,132
                                                              --------   -------    --------        --------
Total liabilities and stockholders' equity..................  $393,706   $78,444    $153,087        $625,237
                                                              ========   =======    ========        ========

-------------------------
(1) Inventories have been adjusted to reflect the preliminary estimate of the write-up of inventory to fair market value.
(2) Property, plant and equipment has been adjusted to reflect the preliminary estimate of the write-up of fixed assets to fair market value.
(3) Represents financing incurred to acquire Quartet Manufacturing including refinancing of certain existing debt.
(4) Represents preliminary estimated goodwill.

                  GENERAL BINDING CORPORATION AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (000'S OMITTED, EXCEPT PER SHARE DATA)

                                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                                                     --------------------------------------------------
                                                                                PRO FORMA     PRO FORMA
                                                      GBC(1)     QUARTET(1)    ADJUSTMENTS    COMBINED
                                                      ------     ----------    -----------    ---------
Sales............................................    $536,836     $149,026      $     --      $685,862
Costs and Expenses:
  Cost of sales, including research, development
     and engineering.............................     315,949       73,433         3,868(5)    393,250
  Selling, service and administrative............     171,473       50,138        (1,357)(6)   220,254
  Interest expense...............................       6,172        1,764        11,931(2)     19,867
  Other (income)/expense, net....................         688        3,014         6,571(3)     10,273
                                                     --------     --------      --------      --------
     Total costs and expenses....................     494,282      128,349        21,013       643,644
Income before taxes..............................      42,554       20,677       (21,013)       42,218
Income taxes.....................................      17,341           --          (116)(4)    17,225
Net income.......................................    $ 25,213     $ 20,677      $(20,897)     $ 24,993
                                                     ========     ========      ========      ========
Net income per common share......................    $   1.60                                 $   1.59
                                                     ========                                 ========

-------------------------
(1) Represents the audited results of operations for the year ended December 31, 1996.

(2) Interest expense has been adjusted to reflect interest on borrowings to complete the acquisition, as if such borrowings had been outstanding for the entire period. Such interest has been calculated at 6.36%, which approximates GBC's 1996 effective domestic borrowing rate.

(3) Primarily represents the amortization of goodwill related to the acquisition. Actual goodwill may change pending studies and valuations currently in process.

(4) Represents the income tax effect of the pro forma adjustments based on GBC's effective income tax rate during 1996 which is not materially different than the statutory rate.

(5) Primarily represents the net effect of the estimated amortization of the step-up of inventory and property, plant and equipment to fair market values.

(6) Primarily represents the elimination of certain expenditures that are non-essential to future operations.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          GENERAL BINDING CORPORATION
                                          (Registrant)

                                          By:
                                          --------------------------------------
                                            Edward J. McNulty
                                            Vice President and Chief Financial
                                              Officer

Date: March 27, 1997